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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-67004) and related prospectus of Conoco Inc. dated October 5, 2001 for the registration of Common Stock (collectively the "Prospectus") and to the incorporation by reference of our report dated February 20, 2001 with respect to the consolidated financial statements of Gulf Canada Resources Limited included in the Current Report on Form 8-K/A Amendment No. 1 of Conoco Inc. dated September 7, 2001 incorporated by reference in the Prospectus and filed with the United States Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

Calgary, Canada
October 4, 2001                              Chartered Accountants